Independent Auditors' Consent
                     -----------------------------



The Board of Directors
Kinetic Concepts, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 33-59667, No. 333-24195, No. 333-24197 and
No. 333-35345) on Form S-8 of Kinetic Concepts, Inc. and subsidiaries (the "Company") of our reports dated February 5, 1997, relating to the consolidated balance sheet of the Company as of December 31, 1996, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, and related financial statement schedule as of and for each of the years in the two-year period ended December 31, 1996, which reports appear in the December 31, 1997 annual report on Form 10-K of the Company.


                               /s/ KPMG PEAT MARWICK LLP
                                   ---------------------
                                   KPMG Peat Marwick LLP


San Antonio, Texas
March 30, 1998